*For Immediate Release*

Contact:

William C. Calderara

President and Chief Executive Officer

(203) 720-5000

NAUGATUCK VALLEY FINANCIAL CORPORATION

RECEIVES NASDAQ NOTIFICATION LETTER

REGARDING FORM 10-Q FILING

Naugatuck, Connecticut; May 24, 2013. Naugatuck Valley Financial Corporation (the “Company”) (NasdaqGM: NVSL), the holding company for Naugatuck Valley Savings and Loan (the “Bank”), announced today that it received a letter from The Nasdaq Stock Market on May 22, 2013, indicating that the Company is not in compliance with the periodic financial reports filing requirement for continued listing under Nasdaq Marketplace Rule 5250(c)(1) due to the delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). As previously disclosed in the amended Form 12b-25 that the Company filed with the SEC on May 20, 2013, the Company expects to file the Form 10-Q with the SEC on or before May 31, 2013, and thereby regain compliance with the Nasdaq continued listing rules.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. In addition to its main office in Naugatuck, the Bank operates nine other branch offices in Southwestern Connecticut. The Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area.

This press release contains forward-looking statements with the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are often identified by forward-looking words such as “expect,” “believe,” anticipate,” or other words with similar meanings. Forward-looking statements are not statements of fact and a number of factors could cause actual results to differ materially from expected results. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release. Except as may be required by applicable law, the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2012 and its subsequent Quarterly Reports on Form 10-Q.